Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:
Jason Napolitano, Executive Vice President & CFO
(970) 493-7272, Ext. 4105

Heska Names President and COO

Michael J. McGinley Selected to Lead Day-to-Day Operations

LOVELAND, CO, November 10, 2008 -- Heska Corporation (NASDAQ: HSKA) today announced the promotion of Michael J. McGinley, to the position of President and Chief Operating Officer of Heska Corporation ("Heska") effective January 1, 2009. In his new role, Dr. McGinley will be responsible for managing and optimizing day-to-day operations across the corporation and ensuring that processes, systems, and personnel are optimized to address future growth objectives. Dr. Robert Grieve will continue in his role as Chairman of the Board and Chief Executive Officer focusing on corporate vision, strategy, and development to ensure Heska's continued industry leadership and business success.

"Heska's growth and maturation as a company enables us to take this next step, positioning the company to proactively manage future growth and expansion and maximize operational efficiency," said Bob Grieve, Chairman and CEO. "Dr. McGinley's long track record of success and extensive hands-on scientific and business experience across all aspects of Heska's operations ensure that he will be able to add value from day one. I am excited for Heska and Dr. McGinley and for the opportunity this presents for me to focus more of my time on Heska's long-term industry and business vision."

Dr. McGinley has held a number of senior positions during his 11-year tenure at Heska Corporation most recently serving as Executive Vice President, Global Operations and General Manager of Heska's manufacturing operations in Des Moines, Iowa. Prior to joining Heska, Dr. McGinley held management and research positions with Bayer Animal Health and Fort Dodge Laboratories. Dr. McGinley holds both Masters of Science and Ph.D. degrees in Veterinary Microbiology and Immunobiology from Iowa State University, and a Certificate from the Advanced Management Program at Harvard Business School.

About Heska

Heska Corporation (NASDAQ: HSKA) sells advanced veterinary diagnostic and other specialty veterinary products. Heska's state-of-the-art offerings to its customers include diagnostic instruments and supplies as well as single use, point-of-care tests, pharmaceuticals and vaccines. The company's core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians. For further information on Heska and its products, visit the company's website at www.heska.com.

Forward-Looking Statements

This announcement contains forward-looking statements regarding Heska's future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. In addition, factors that could affect the business and financial results of Heska generally include the following: risks related to reliance on key personnel, including the anticipated performance of such personnel; uncertainties related to Heska's ability to project future financial results; risks related to Heska's ability to maintain financial covenants under its credit facility agreement, which is essential to fund the Company's ongoing operations; risks regarding Heska's ability to successfully market, sell and distribute its products; uncertainties regarding Heska's reliance on third parties to whom Heska has granted substantial marketing rights to certain of Heska's existing products; competition, including uncertainties regarding the impact of new products competitors have recently launched or may launch in the future; risks regarding Heska's reliance on third-party suppliers, which is substantial and could have significant negative consequences if Heska were to lose exclusive rights or access to a product due to a failure to meet minimum sales requirements or for other reasons; risks related to the loss of large or significant customers; and the risks set forth in Heska's filings and future filings with the Securities and Exchange Commission, including those set forth in Heska's Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

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